Exhibit 99.1

Randy Russell (Holicity, CIO):

I would like to thank all of you for joining Astra’s Analyst Day presentation. I’m Randy Russell, the Chief Investment Officer of Holicity, our $300 million SPAC sponsored by Pendrell Corporation. Our Analyst Day will consist of presentations from Astra’s leadership team, followed by a Q&A session. We encourage you to submit your questions throughout the broadcast, and we will try to address as many of them as possible during our time together.

I would like to begin by reminding everyone that the discussion today may contain forward-looking statements, including, but not limited to, with regards to the company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties, assumptions, and they are not guarantees of performance. You should not put undue reliance on these statements. You should understand that such forward-looking statements involve risks and uncertainties and such factors may be updated from time to time in our filings with the SEC and may cause actual events, results, or performance to differ materially from those indicated by such statements. The company is under no obligation and expressly disclaims any obligation to update, alter, or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

We are joined today by key members of the Astra Executive Team, including Founder and CEO, Chris Kemp, Founder and CTO, Dr. Adam London, our newest member, Chief Engineer, and EVP of Manufacturing, Production, and Launch, Benjamin Lyon, Chief Business Officer, Martin Attiq, and Chief Financial Officer Kelyn Brannon. Chris Kemp will go into more detail on his team a little later in the presentation, so I can stop there, though I do want to note that throughout the process, it has been incredible working with the Astra Executive Team, and we have been super impressed with the culture and talent of the whole Astra organization. Today you will get to hear from several of the company’s key leaders. I’m excited to share a bit more about the Astra story, and why we decided to pursue the business combination between Holicity and Astra, who we see as a critical enabler of this space economy.

Our Holicity team worked through a comprehensive targeting process that considered over 100 potential transactions, and that ultimately led us to Astra. When Craig, our senior team, and I met with the founders, toured their incredible facility in Alameda, dug into the business model, and saw the standup of their most recently flown rocket, we knew immediately that Astra was a very special company. Early in the process, Craig raised an important insight: “How do we get Astra to go faster, and how much capital do they need to execute and fully scale?” We then worked with the company to carefully outline the plan that Astra will share today, which really underlined our initial business combination as the optimal path forward. We are convinced that the Holicity / Astra merger represents a singular opportunity to invest in a pioneering space services provider that we believe will scale to become a leading global platform. Our objective is that by the end of this Analyst Day, it will be clear that Astra will be a critical enabler of the trillion dollar-plus Space Economy. They have the team and facilities to rapidly scale operations, revenue and free cash flow, and they have proven technology, as evidenced by their successful December 15th launch, when Astra became the third privately funded US company to demonstrate orbital launch capability. And now, I’d like to hand it over to Chris Kemp, Astra’s CEO.

Chris Kemp (Astra, Founder, Chairman and CEO):

Thanks Randy, and thanks everybody for joining us today. We’re really excited to introduce you to Astra, and how we’re building the first pure play, public space company to build a platform in space, to power a new generation of services that will improve life here on Earth and help create a healthier and more connected planet.

So to start, we’re going to talk a little bit about our mission, which is to improve life on Earth from space. When Adam London, my co-founder, who you’ll meet here in a few minutes, and I first met, we talked a lot about how the opportunity to have the high ground of low Earth orbit could provide a new opportunity for entrepreneurs to build the kinds of sensors, and systems, and communications capabilities that could really have a huge impact here. The challenge is a lot of these companies were really not able to get to space, and in fact, Adam and I were introduced by the founders of Planet; a pioneering small satellite company that built the first large constellation of small satellites in low Earth orbit to take pictures of Earth every day. And they had struggled the summer of 2015 after a failed launch of a large rocket followed by another failed launch of another large rocket, left dozens of their satellites, not in space.

And so, Adam and I started talking about how we could really think differently about how to make increasingly smaller satellites and increasingly larger constellations get where they need to go in space. And we started looking at the economics of space and how, if you were to dramatically increase the number of launches, and decrease the size of the launch vehicle, you could actually get from more places on Earth to more places in space. And the unit economics actually started to cancel out some of the advantages that you’d have with a larger rocket. Much the same way, if you look at the cost of a small aircraft or a small truck, versus a large train, or container ship, or aircraft. The cost goes down as the scale goes up.

So as we looked at this challenge, and as we started working together to figure out how we could maybe make a rocket a day or more, we started to see new companies emerge every day. We started to see a new economic frontier forming around us here in Silicon Valley. Dozens of companies were starting up and we started to see the number of the small satellites that were being launched, increase. We started to see hundreds of billions of dollars of new projects planned, largely in low Earth orbit. The government’s spending tens of billions of dollars on new programs, including the Space Force, we started to see hundreds of new companies form around us. And most recently the value of this new economic frontier has been valued at over a trillion dollars by several analysts. And so we really started to work hard, and in the last few years we built generations of rockets that ultimately succeeded at demonstrating orbital capability, faster than any other company, and became the third privately funded U.S. company in history to reach space, and demonstrate our ability to put things in this new low Earth orbit frontier.

Why would we do this? Well, we see opportunities emerging in five areas. We see a whole new generation of global broadband applications emerging in low Earth orbit. Companies like SpaceX or flying constellations like Starlink, beginning to provide services to subscribers all over the world that didn’t have any connectivity. And they’re able to do this from large constellations of small satellites in low Earth orbit. When you don’t need carrier grade connectivity, there’s an opportunity to take data off of the billions of devices, whether they’re automobiles, or whether they’re oil pipelines, or fishing ships, the opportunity to get data off of machines, and into the cloud, this IoT application of space is emerging rapidly as well.

Beyond that, sensing, the opportunity to observe the earth in almost any available spectrum, taking pictures, understanding where water is, where CO2 and methane is, observing the Earth is creating a whole new opportunity to manage our planet better. Couldn’t not mention the national security applications. Imagine being able to put a drone, and perform surveillance anywhere on earth in 45 minutes. The applications of being able to go from anywhere on Earth to anywhere on Earth, rapidly, and also putting a whole new generation of national security critical infrastructure, like next generation GPS capabilities that aren’t centralized, like mainframe computing, where if you lose few satellites, you lose an entire capability, is really causing a complete revolution in how various civilian and military space capabilities are being thought about, and architected. And then just the kinds of applications that we take for granted every day, like weather services, GPS, location, timing, imagine making these better, higher resolution, and more reliable.

What this looks like in terms of numbers; we’ve seen the numbers of satellites increase exponentially over time from tens, to hundreds, to thousands, and now to tens of thousands of satellites that are planning on being launched. These are not hypothetical numbers, these are numbers of known satellites that we know because the FCC licenses have been filed to deploy these constellations in the next couple of years. And these aren’t just unknown companies, they’re companies like Amazon, OneWeb and others that have the resources to really build these kinds of capabilities out in the years ahead.

These satellites are very different than satellites of the recent past. Unlike the large, multi-hundred million dollar satellites, like the one on the left and the NASA Landsat satellite, the satellites like the one on the right in the little green circle are many times smaller, many times cheaper, and they’re launched in many times greater numbers than the satellites on the left. And the reason why is because they’re much closer to Earth. If you look at the orbit that these satellites are in, the green bar shows how far away a geosynchronous orbit is from Earth, and a low Earth orbit. And that’s actually, you can literally stack the Earth to the left, and see how far away some of these large satellites have to be. And when they’re that far away, they have to be shielded from radiation, they have much more powerful and larger power hungry transmitters. They require larger solar panels. They require a lot of costs that just, frankly isn’t required if you’re in a lower earth orbit. Meaning that the satellite in the left costs hundreds of millions of dollars versus many, many fractions less. The satellites that are in the small satellite form factors typically costs between hundreds of thousands, or millions of dollars. So we’re really talking about a 25 time decrease in cost, frequency, and the time that it takes to get these on orbit.

So Astra is thinking about this very differently. We’re not thinking about the old space industry, and the old launch industry, and the old satellite industry; we’re thinking about this like a platform. And that allows us to think very differently about how we build the entire company. So at its core, Astra is a technology company that has data at the very heart of how we make decisions and how we drive the business. So the technology infrastructure that we’ve built optimizes the business for scale, we built a platform called Astra OS that powers our factory, powers our financial systems, allows engineers to focus on making our products better in the ways that matter, the ways that drive value to our customers. And it allows us to have persistent access to data, whether it’s from our launch site or our spacecraft, or from our machines in our factory. This drives a level of automation that is unprecedented in our industry. So imagine being able to automate a rocket factory in much the same way you see automation in a car factory. Imagine automation at the launch site, driving the reduction or even elimination of people involved in the operation.

This allows us to operate a global spaceport footprint. We can set up a spaceport with a license that requires no more infrastructure than a fence and a concrete pad. Our teams have demonstrated that they can take our entire system, the rocket and the spaceport, pack it up into four shipping containers and launch a rocket with five people in five days. And this capability is unprecedented. It means that Astra can start building launch sites around the world and we can build these spaceports out after they’re licensed to operate launches literally from anywhere on earth and put satellites to anywhere in space. This is enabled by a mass produced and portable launch system that’s unique to Astra. In fact, during the DARPA Launch Challenge, Astra was the only company on earth had showed up with a rocket and a launch system as a finalist in the challenge. The challenge required us to go to a spaceport that we’d never been to before and launch a rocket in a few days.

And you’re actually looking at the system in the image on the right. This system packs up into four shipping containers and a team of five people can move these containers via a C-130 Hercules Aircraft, via container ship, train, by truck. We unpack everything and launch the rocket in five days. And this is enabled by a high level of software integration and automation driving the operations of mission control. What this enables now is Astra to build a modular spacecraft platform that is unlike any other. Imagine the kinds of efficiencies that you get when you can put many satellites in one rocket. Imagine those satellites now being perfectly shaped to use all of the area inside the rocket. With a small rocket, it’s very important that we don’t waste any space on the way to space. So we want to have every bit of area, a solar panel, an antenna, a battery pack, some capability, we don’t want to waste any space.

So Astra is building a spacecraft platform that looks a lot like the Dell or the Apple of the 1990s or an iPhone where you can plug in peripherals, load software, and begin offering a capability. And that’s really what our customers want. We hear from our customers all the time that what they want is they want to solve problems in space. They don’t want to build all of the infrastructure. Just like companies don’t build data centers and networks to build applications today, they deploy them on Amazon Web Services or Microsoft Azure, Google Compute Cloud. You can think of Astra as building a platform much like the cloud, but in space, where our customers can maybe give us a camera, give us a sensor, a radio, plug it in, plug and play like you would a device on a PC to your USB port. And then what we worry about is not optimizing the device around the satellite, but the satellites around the entire launch system.

Because what drives cost in this industry is the cost of getting to space and the cost of making sure that you’re not flying half empty rockets to space, which is the reality of larger launch vehicles. Finally, this allows Astra to be in a unique position to deliver space services. Space services include constellation management services. So our customers just tell us where they need their assets and we worry about the rest. This allows a new level of resilient, rapid replacement, and replenishment capabilities without having to contract these in advance. Astra is managing the availability of space assets in much the same way that cloud providers manage the availability of compute instances and storage instances in the cloud. This allows us to offer a level of affordability and pace of deployment that, frankly, government and commercial customers begin to take for granted in the rest of computing, but not if that computing and not if that infrastructure needs to be in space. So we’re really just taking what everybody has taken for granted here on the ground and we’re expanding that into space.

To make this happen, we’ve pulled together a pretty incredible team of people, and you’ve met some of those people today and you’ll meet some of them soon. Dr. Adam London, our next speaker, my co-founder and our chief technology officer, spent time doing his undergraduate and his PhD at MIT on some of the smallest rocket engines, and spent a lot of his time trying to figure out how to get things into space. One of the smartest, most humble people you’ll have ever met. And you’ll meet him here in a second. Kelyn Brannon took two companies, Arista and Calix, public through a traditional IPO process, and she was the first Chief Accounting Officer at Amazon. Incredible. You’ll hear from her as well. Benjamin Lyon spent 23 years at Apple where he worked on a lot of the core technologies in the iPhone and various automation and robotics initiatives there.

Chris Thompson co-founded SpaceX with Tom Mueller and Elon, and spent time there developing some of the structures for the Falcon-1 and Falcon-9, and is leading our Advanced Projects Team. Martin Attiq from BlackRock, a financial wizard running all of our business and corporate development and operations here. Bryson also spend time at SpaceX, where he led the production of Falcon-9 and went to a car company, NIO, to help run manufacturing and engineering. Kati Dahm, Comms at NIO. Pablo Gonzalez built the Gigafactory, led automation at Tesla for robotics and software at the Fremont and the Buffalo plants at Tesla. Carla came out of both Tesla and Apple. If I had more time, I would just keep going. The talent and the team that we’ve assembled here brings together the best of space from the best of computing in software and hardware here in Silicon Valley.

And we’re really trying to build a completely new kind of space company not focused on rockets and space infrastructure. We’re focused on building a platform that creates an opportunity for a whole new generation of entrepreneurs to use space to provide benefits here on earth, to improve life on earth. We’ve been backed by an incredible group of investors, and we have Craig McCaw joining our board as a result of this transaction here. And then we’ve built a plan that is really incremental. So as we begin commercial launch operations this summer, we’ll start to scale to monthly launch, and we plan to begin monthly launch operations leading to weekly, bi-weekly, and then daily launch operations in 2025. While we’re launching, we’re going to be adding capabilities. We’re going to be building the rocket factory out. We’re going to be building the capability to begin constructing and launching satellites and spacecraft.

And then, as we continue to scale, we’ll begin offering the spaceport and spacecraft products as services, and that will allow our customers to have lower time to value and higher velocity as they continue to focus their energy on making better sensors, better radios, and frankly, building the services that they’re focused on building and not reinventing the wheel. Finally, if you compare Astra to many other companies out there, just looking across the board, we’ve got by far plans to do more launches at a lower cost than any of our competitors, either in the small, medium, or large launch category. We have a platform which is designed to be mass produced, and I think that’s really what allows us to stand out. We, from day one, said, “We’re going to be building a mass producible rocket. We’re using materials and manufacturing techniques that are always focused on delivering the best value for our customers. Never focused on technology for technology’s sake.”

So with that, I think it’s a perfect segue to introduce Dr. Adam London, my co-founder, our Chief Technology Officer, to tell you a bit more about how Astra is unique and differentiated from a technology standpoint. Thank you.

Adam London (Astra, Founder and CTO):

Thank you, Chris. I am Adam London, Astra’s co-founder and CTO. And I’m excited to tell you a bit more about our technical approach and our progress. A few words about me before we get started, I was at MIT for undergrad and grad school. For my PhD, I developed a micro-silicon wafer-based rocket engine. It was about that big. It’s probably still the smallest liquid cooled rocket engine ever. I spent a few years after that at McKinsey working primarily on automotive and manufacturing projects, but I missed building things, and so in 2015, I co-founded a company in San Francisco that ended up doing about a decade of government sponsored R&D work on how to take the technologies in big rockets and make them smaller. That led to the founding of Astra about four and a half years ago to solve the problems of making space more accessible for all of our customers

A quick overview of what we’ve accomplished so far. Our focus is always on maximizing our rate of learning, and I’m proud to say that it’s worked. After founding the company in late 2016, we had our Rocket 1.0 built and into test by the end of 2017. We conducted its test flight in mid-2018, followed by a test flight of Rocket 2.0 with improvements at the end of 2018. Learning from our customers and their feedback though, we decided we needed to double the size of the rocket to increase its ultimate payload capability. And so we redesigned the entire rocket and the launcher based on what we’d learned from Rocket 1.0 and Rocket 2.0. Then we had Rocket 3.0 ready for the DARPA launch challenge in early 2020. We learned a lot of things from that campaign that led to a few improvements in the rocket and the launcher, and conducted the flights of Rockets 3.1 and 3.2 towards the end of 2020, culminating in 3.2 demonstrating orbital capability. So that was about four years from the start of the company and about two years from when we decided to resize the rocket. And we think this is showing the strategy is working. We’ve achieved this demonstration of orbital capability faster than any other company, three years faster than SpaceX, almost three times faster than Rocket Lab and Virgin Orbit from the start of the companies. Why is this possible? Fundamentally, it’s because we’ve designed our rockets to be manufactured at scale. We’re optimizing for manufacturability and building a lot of rockets and launching a lot of rockets, not precisely for per rocket performance. And so we’re taking a lot of lessons learned from the automotive and other manufacturing industries of the past 20 years. Particularly, as cars have shifted from being almost all steel to more and more aluminum, we can leverage a lot of the learnings because our rocket is, frankly, about the same size diameter, etc., so roughly the same size as cars, there’s a lot of things that we can leverage there.

Secondly, we have an incredible facility. So the Navy had a Navy base that was given over to the city of Alameda in the late nineties, and we’ve taken over a jet engine test facility, which has two jet engine test cells. We’ve converted them into rocket engine test cells. There’s a big maintenance and overhaul facility for jet engines that is now our factory, almost 250,000 square feet. We’ve co-located our design, manufacturing, test. We can even conduct a practice launch at the facility – no fire or lifting off, of course – and that allows everyone to be co-located and really increases the rate at which we can learn. That is the kind of thing that allows us to move quickly, learn from our developments, make improvements, and move forward. There’s a video that you can see on our website that can give you a better sense of the facility. I encourage you to take a look at it.

Lastly, our launch system is portable, and it’s global. We like to say that we can launch from anywhere on earth to anywhere in space. Because the launch system is containerized and totally transportable, we can first build up the system at our facility in Alameda. We can conduct practice launches to make sure that we understand the interactions between the rocket and the launcher, and then we can load everything into shipping containers and ship it to the launch site, whether that’s via truck, via ship, or even via airplane, as we’ve done a number of times. We’ve also really focused on making our launch system as automated as possible. So we can conduct a launch with as few as six employees at the launch site, and we’re looking to even reduce that in the future.

We think this has positioned us very well in the market. Through our global spaceport footprint, we can offer access to all orbits, something that many of our competitors cannot do. We also offer the lowest cost of a dedicated launch to orbit, which is important for so many applications. Through our scale, we believe that we can also compete even on a per mass basis with many of the larger-scale launchers. Thus, we think we are very well positioned to meet the needs of our customers who are building a huge variety of low earth orbit constellations. Our services will be suitable for helping them with test launches, with system deployment, with gap filling, and with replenishment as individual satellites fail or need to be replaced. Our system is really designed for all of these applications and I think is a compelling offering to so many of our customers. I hope that I’ve given you a better picture of Astra and its technology. With that, I’d like to hand it off to Benjamin Lyon, who leads our engineering, production, and launch groups. Thank you very much.

Benjamin Lyon (Astra, Chief Engineer and EVP of Manufacturing, Production and Launch Operations):

Thank you, Adam. I’m Benjamin Lyon, Astra’s Chief Engineer and Executive Vice President of Manufacturing Production and Launch Operations. I’ve got to tell you, I am super, super excited to be part of Astra’s mission of rapid and low-cost access to space. So one of the things that I thought I might find worthwhile to share with all of you is one of the things that I learned about Astra while I was becoming part of the company, and the big thing that I really picked up was that Astra is not your generic aerospace company. Astra is actually a tech company that is doing space services.

So what do I mean by that? Well, let’s think about tech companies and what makes them great. The first is tech companies see around corners. They don’t aim at what the customer’s asking for right now. What they aim at is what the customer’s going to want, what the customer is going to need. The second is that in order to do that, they don’t just focus on one piece. They actually look at how to provide the customer a seamless set of experiences. So you utilize your hardware, your software, your services, and you put this all together in a system that really delights customers.

The other piece that’s really great about really, really awesome tech companies is they master the hard technologies, and they do that at scale. What I mean by that is that if you have a great idea, but you can’t actually have the impact in volume, then your impact is actually very, very small. But if you can solve the problems, these technology problems, in a way that enables scale, then you can enable entire new ecosystems of products. Then lastly is development velocity. The ability to rapidly learn, test, deploy, understand the feedback from the market, and then go through that process again enables tech companies to run at a pace that creates huge competitive moats versus their competitors.

So thinking about Astra and its mission of delivering payloads from anywhere to anywhere for our customers, those fundamentals all really still apply. So, for example, one thing that I found really neat about Astra’s mission and the execution plan against that mission is that Astra has recognized that satellites and spacecraft in general are getting much, much smaller. Well, what’s the proof for that? Well, let me give you an example. One of the things that’s really, really important if you’re going to put a spacecraft up into space and have it be up there for years is that it be able to deliver the energy to provide the application.

Well, batteries have been driven much, much smaller and much, much lighter over the last number of years due to tech, due to mobile phones, due to electric vehicles and the like. So what that does is it drives the entire power plant for a spacecraft down in size, which means the mass comes down, which means the size of the rocket you need in order to deliver it to the right place in space comes down as well. So you can see that optimization from looking at where things are going to be comes from.

The second is really globally optimizing. This is something that I’m really excited about doing at Astra, which is instead of taking a piece of the problem, looking at spaceports and the rocket and the satellite and figuring out how to solve these problems as a single problem together, that yields a really optimized solution. Astra has invested deeply in a number of really core technologies to delivering really great orbital space services. One key element of that is propulsion. Another is avionics. Another is understanding the material technologies that lend themselves to scale. So these are all key areas that I see Astra having, and Astra will continue to invest. You will all see that versus time.

Lastly, Astra’s strategy of not just delivering an orbital vehicle, even though that is the key to space, delivering a complete customer solution where the customer can come to Astra and say, “Here is my payload. Please put it in space and provide me data.” That is a powerful platform that, if you can scale it and drive the cost out of it, will really just completely enable a whole new generation of entrepreneurs and creatives. So while I’m excited about Astra, I’m also incredibly excited to see what this new ecosystem does with the platform that Astra enables.

Then lastly, being operationally efficient is incredibly important. One of the things that I’ve noticed about Astra is that it is already thinking about, “How do we utilize cloud services? How do we utilize the Internet? How do we have a small group of folks at a spaceport and centrally run mission control from here in the Bay Area?” The days of 30 people in mission control, like the old sixties, those are behind us. And utilizing technology, utilizing automation, utilizing the Internet, we are able to operate at a very, very efficient rate. In addition, having design, fabrication, and test all here in a single facility right in the middle of the Bay Area allows us to iterate at a rate that is really phenomenal. I think all these things, when you put them together, create an incredible value for our customers. So I’m going to hand the discussion over to Martin Attiq, our Chief Business Officer, who can tell you a little bit more about that.

Martin Attiq (Astra, Chief Business Officer):

Thank you, Benjamin, and good morning, everyone. I’m Martin Attiq, Astra’s Chief Business Officer. Today I’ll walk you through the overall market opportunity, including our existing customer base and our pipeline. We built this company to enable the space economy, and since the beginning, we’ve been talking to customers. We’ve deeply understood their businesses and their pain points. Our customers are attempting to solve some of the world’s hardest problems, including climate change, by monitoring methane emissions or ocean movements. We’re trying to connect every human on earth with high-speed Internet, and we’re trying to connect every device on the planet from your phone to an autonomous vehicle. Their pain points are actually quite simple, being able to get to space quickly, as affordably and reliably as possible. And that’s the foundation by which we have built our products and services for our customers. Our customers have not just been alongside us in this journey. They’ve also awarded us with contracts. We have more than 10 customers that represent more than 50 launches in our backlog. That represents over $150 million of contracted revenue. We have a mix of both government and commercial customers. Our commercial customers are all highly reputable, they’re well-funded, and they’re currently in orbital operations. So we’re confident they’ll be ready when we’re ready. The government has taken notice as well. We’ve recently been awarded two NASA contracts, one in December, which is the NASA VCLS contract mission, and one in February, where NASA awarded us a constellation mission of three different launches. What’s been great about that is that the government has validated our approach, and NASA has said in their source selection document that Astra represents the best value to taxpayers by delivering satellites into the right place in space as affordably as possible, the exact reason why we built the system we had built.

It’s not just our existing customers. The broader market has taken notice. Today we have more than a $1.2 billion active pipeline. I’ll say three things about this pipeline. One, it’s rapidly expanding. Since our December launch, we’ve been having more conversations than ever before with customers. Two, it’s diverse, both in terms of the number of customers as well as the number of verticals, from broadband, maritime, IoT, earth observation, point to point, and government. Three, the conversations that we’re having are deeper and more strategic than ever before. Fundamentally, our customers want to get to space as affordably and reliably as possible. To do that, they want to focus on their application and the problems they’re trying to solve from space and not to focus on everything else, including the satellite development, the launch, the monitoring of the constellation. And what that means is that it represents an opportunity for Astra to capture more of that value chain and to become the infrastructure of space. And as such, we’re having those deeper, more strategic conversations with customers. And in the future months, we’ll tell you more about our customers, and we’ll tell you more about our products and services, where Astra is going to capture more of the value chain of space. And with that, I’ll turn it over to Kelyn Brannon to talk about our operating plan and our financials. Kelyn?

Kelyn Brannon (Astra, Chief Financial Officer):

Thank you, Martin. I’d like to take everyone through Astra’s business plan and elaborate on what makes us such a unique launch and services company. Our five-year plan that I’m sharing today is the same plan we shared during our merger announcement with Holicity and is based on a detailed, bottoms up analysis.

We plan to reach what we call “hyperscale” space operations in the next few years. Astra will commence our first commercial launch this summer, and we’ll begin to scale rapidly and expect to achieve the key milestone of daily launches by 2025.

To accomplish these goals, we will complete the build-out of our current manufacturing facility by the end of 2021. Along with this build-out of our facilities, we intend to ramp up spending on automation, robotics, and equipment from 2022 to early 2024. These investments will incorporate history-to-date experience at Astra, as well as lessons learned by our senior management, including Bryson Gentile and Pablo Gonzalez who come from leadership roles at SpaceX and Tesla, as Chris highlighted earlier.

This calendar year, we plan to build out our facility for satellite manufacturing. And by 2022, Astra will begin offering satellite services to our constellation customers. This is part of our platform strategy that transfers much of the burden of constellation design and launch from our customers to Astra. Similarly, the efficiency of Astra’s spaceport services requires minimal incremental capital expenditures, but at the same time enables Astra to launch customer payloads in a rapid cadence at low cost.

As our launch cadence ramp to daily by 2025 and the capacity of our launch vehicles increases to handle larger payloads, we expect strong revenue growth as demand currently exceeds our growing launch capacity by a wide margin. Beyond our forecast period, we believe increases in launch cadence and additional manufacturing facilities, combined with the ramp of our space platform offerings, will continue to drive incremental revenue growth for many years to come.

Our early investments in automation and equipment will enable mass production of launch vehicles at attractive margins. And as a result, we expect strong margin expansion over the next few years. And we currently project that we’ll be profitable by 2024 and operating near projected adjusted EBITDA margins by calendar 2025.

We believe that Astra’s plan to offer end-to-end constellation services, including satellite design and assembly and launch, and offer spaceport services will, at scale, deliver a compelling mix of margins that aggregate to 70% gross margin and 50% EBITDA margin on an adjusted basis. We also expect strong free cash flow conversion.

Our capital investments in facility upgrades, automation, and other equipment should be complete by 2024 and translate to material free cashflow in 2025 and thereafter. Assuming no Holicity shareholder redemptions, a $200 million PIPE, $30 million of new primary Series C proceeds results in approximately $488 million of cash to Astra’s balance sheet. We plan to efficiently deploy the proceeds from the Series C, the PIPE and the merger with Holicity to achieve our growth targets and meet the demands of our customers, which as Martin reviewed, currently is an excess of $150 million in contracted revenue with over 50 launches.

My CFO experience in taking Arista and Calix public, as well as senior finance roles at Amazon and Sun Microsystems has prepared me well for the challenges of forecasting for high growth, product cycle-driven companies. My approach at Astra will be the same as before, which is to be prudent about managing expectations and thoughtful about modeling cash and operating targets.

Two components of the model that we feel comfortable about are one, our ability to deploy capital in a productive and efficient manner to meet our production goals. And secondly, the depth of demand from the many customers in our backlog and pipeline. We’ve built a great finance team here that I’m confident will increase the speed and efficiency in measuring and optimizing Astra’s internal financial operations, as well as completing public company filings and quarterly close processes on a required cadence.

This concludes our prepared remarks. And before we turn it over to Q&A, I’d like to remind everyone that you can email us your questions at investors@astra.com. And for those of you in our virtual audience, we will be posting the slides at the conclusion of this call. A replay of today’s event will also be made available on the Investor Relations section of our website. And with that, let me turn the call over for Q&A with our executive team.

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